EXHIBIT 10.2

NON-DISCLOSURE AGREEMENT

This Agreement (“Agreement”) is entered into and effective as of January 15, 2024 between MGO Global Inc., a Delaware corporation (“MGO”), and Dana Perez (the “Candidate”). The parties hereby agree as follows:

1. Purpose. The parties wish to explore employment opportunities with the Candidate; and in connection with this opportunity, MGO may disclose to the Candidate and the Candidate may disclose to MGO certain confidential technical, legal, marketing and business information which the disclosing party desires to treat as confidential.

2. “Confidential Information” means any information disclosed by one party (or its agents, representatives or affiliates [collectively, “Representatives”]) to the other, either directly or indirectly, in writing, orally or by inspection of tangible objects including without limitation documents, computer programs, software, prototypes, samples, designs, drawings, databases, schematics, formulas, inventions and know-how, trade lists or plans, business plans, product development plans and schedules, financial materials, strategic information, forms of agreements, and information relating to customers, suppliers, governmental authorities, personnel and consultants. Confidential Information shall also include (a) any information, material or data provided by third party vendors of the disclosing party; and (b) any analysis, compilations, studies, summaries, extracts or other documentation prepared by the receiving party based on the Confidential Information disclosed by the disclosing party or its vendors. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within 30 days after the initial disclosure.

Confidential Information shall not, however, include any information which: (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession. In addition, the receiving party may disclose Confidential Information of the disclosing party that is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and uses diligent reasonable efforts to limit disclosure and assist the disclosing party in obtaining an order protecting the information from public disclosure.

3. Non-use and Non-disclosure. The receiving party agrees not to use any Confidential Information of the disclosing party for any purpose except to evaluate and engage in discussions concerning a potential business opportunity of mutual interest between the parties. The receiving party agrees not to disclose any Confidential Information to third parties, its legal and financial advisors, or to such party’s employees, except to those Representatives of the receiving party who are required to have the information in order to evaluate or engage in discussions concerning the contemplated business relationship. Neither party shall reverse engineer, disassemble or recompile any prototypes, software or other tangible objects with embody the other party’s Confidential Information and which are provided to the party hereunder.

4. Maintenance of Confidentiality. The receiving party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, the receiving party shall take at least those measures that it takes to protect its own confidential information of like kind, but in no event less than due diligence and care. The receiving party shall not make any copies of extracts of the Confidential Information unless the same are previously approved in writing by a duly authorized representative of the disclosing party. Candidate shall reproduce MGO’s proprietary rights notices on any such approved copies or extracts, in the same manner in which such notices were set forth in or on the original.

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5. Independent Development. It is understood that either party may be in discussions with other parties regarding matters and possible business relationships that may be similar to those discussed pursuant to this Agreement. Nothing in this Agreement shall prohibit or limit either party from undertaking independent operations or developments similar to those undertaken by the other party or from discussing with third parties matters and possible business relationships which may be similar to those discussed pursuant to this Agreement, so long as such undertakings and discussions do not violate the terms hereof.

6. No Obligation. Nothing herein shall obligate either party to proceed with any transaction between them, and each party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the business opportunity.

7. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS”. EACH PARTY MAKES NO WARRANTIES, EXPRESSED, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE.

8. Return of Materials. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies of extracts thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party’s written request, and, in any case, when the discussions relating to the business opportunity referenced in Section 1 hereof terminate.

9. No Rights or License. Nothing in this Agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this Agreement grant any party any rights in or to the Confidential Information of the other party except as expressly set forth herein.

10. Term. The term of this Agreement is 12 months. The obligations of each receiving party hereunder shall survive until such time as all Confidential Information of the other party disclosed hereunder becomes publicly known and made generally available through no action or inaction of the receiving party, or five years from disclosure, whichever is later.

11. Remedies and Fees. Each party agrees that any violation or threatened violation of this Agreement may cause irreparable injury to the other party, entitling the other party to seek injunctive relief in addition to all legal remedies. The prevailing party in any action to enforce this Agreement shall be entitled to costs and attorneys’ fees.

12. Entire Agreement. This document supersedes all prior discussions and writings and contains the entire agreement between the parties with respect to the subject matter hereof.

13. Confidentiality of Agreement. Each party agrees not to advertise, or otherwise make known to others, any information regarding this Agreement or the business opportunity that is the subject hereof, except as may be required by law (including Federal and state securities laws).

14. Standstill. Candidate acknowledges that it is aware that the United States securities laws prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of a company which may be a party to a transaction of the type contemplated hereby or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. In this regard, except with the prior written consent of MGO in its sole discretion, the Candidate shall not purchase, offer to purchase, contract to purchase, sell, offer for sale, contract to sell, transfer, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise acquire or dispose of, directly or indirectly, any securities of MGO during the term of this Agreement and for a period of 90 days thereafter.

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15. Severability. In the event that any of the provisions of this Agreement shall be held by a court or tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force or effect.

16. Governing Law. This Agreement shall be governed by the laws of the State of Florida without reverence to its conflict of laws principles.

17. Not a Waiver. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

19. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. Neither party shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other party except as set forth herein. This Agreement may not be amended, nor any obligation waived, except by a writing signed by a duly authorized representative of each of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

MGO GLOBAL INC.

By:
Maximiliano Ojeda Chairman and CEO

Candidate:

By:
Dana Perez

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